UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.   )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒	Definitive Information Statement

HYPERSOLAR, INC.

(Name of Registrant as Specified In Its Charter)

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HYPERSOLAR, INC.

510 Castillo Street, Suite 320

Santa Barbara, CA 93101

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement is being mailed on or about August 6, 2018 to the stockholders of record on July 25, 2018 (the “Record Date”) of HyperSolar, Inc., a Nevada corporation (the “Company”), in connection with certain actions taken by the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of July 20, 2018. The actions to be taken pursuant to the written consent may be taken on or about August 6, 2018, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Timothy A. Young
Timothy A. Young
President, CEO, Acting CFO and Chairman

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

To the Company’s Stockholders:

NOTICE IS HEREBY GIVEN that the following actions have been approved pursuant to the written consent (the “Written Consent”) of the holders of a majority of the voting power of the outstanding capital stock of the Company dated July 20, 2018, in lieu of a special meeting of the stockholders.

1.	An amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the total number of shares of authorized common stock to 3,000,000,000 shares of common stock from 1,000,000,000, such authorized number of shares of preferred stock to remain 5,000,000; and

2.	An amendment to our Bylaws to set the number of directors that may serve on the Board of Directors to not less than one (1) nor more than fifteen (15) as fixed from time to time by resolution of the Board of Directors.

These actions are more fully described in the accompanying Information Statement. The actions were taken by Written Consent pursuant to Section 78.320 of the Nevada Revised Statutes and our Bylaws, each of which permits that any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The accompanying Information Statement is being furnished to all our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the Written Consent before it becomes effective.

Stockholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders or on or about August 6, 2018.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date of July 25, 2018, the Company’s authorized capitalization consisted of 1,000,000,000 shares of Common Stock, $0.001 par value per share, of which 852,532,858 shares were issued and outstanding and 5,000,000 shares of preferred stock, $0.001 par value per share, of which 1,000 shares of Series A Preferred Stock were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Holders of Series A Preferred Stock are entitled to vote separately as a class in an amount equal to ninety percent (90%) of the total vote with respect to any proposal relating to (a) any amendment to the Company’s Articles of Incorporation changing the name of the Company, (b) increasing the authorized share capital of the Company, (c) any amendment to the Company’s Bylaws, and (d) effecting any reverse stock split of the Company’s issued and outstanding shares of capital stock. A majority of holders of all outstanding shares of voting securities, as of the Record Date have voted in favor of the actions by resolution dated July 20, 2018 and no other stockholder consents will be solicited in connection with this Information Statement.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act, to notify the Company’s stockholders as of the Record Date of the corporate actions expected to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding capital stock.

Stockholders holding in excess of ninety percent (90%) of the voting power of the Company’s outstanding voting securities voted in favor of the corporate matters outlined in this Information Statement, consisting of the approval of:

1.	An amendment to our Articles of Incorporation to increase the total number of shares of authorized common stock to 3,000,000,000 shares of common stock from 1,000,000,000, such authorized number of shares of preferred stock to remain 5,000,000; and

2.	An amendment to our Bylaws to set the number of directors that may serve on the Board of Directors to not less than one (1) nor more than fifteen (15) as fixed from time to time by resolution of the Board of Directors.

Who is Entitled to Notice?

Each holder of outstanding voting securities, as of the Record Date will be entitled to notice of the actions. Stockholders as of the close of business on the Record Date that held in excess of ninety percent (90%) of the voting power of the Company’s outstanding shares of voting securities voted in favor of the actions.

What actions were taken by written consent?

Stockholders holding in excess of ninety percent (90%) of the voting power of the Company’s outstanding voting securities have voted in favor of the following actions:

1.	An amendment to our Articles of Incorporation to increase the total number of shares of authorized common stock to 3,000,000,000 shares of common stock from 1,000,000,000, such authorized number of shares of preferred stock to remain 5,000,000; and

2.	An amendment to our Bylaws to set the number of directors that may serve on the Board of Directors to not less than one (1) nor more than fifteen (15) as fixed from time to time by resolution of the Board of Directors.

What Vote is Required to Approve the Actions?

The affirmative vote of a majority of the voting power of the Company’s voting securities outstanding on the Record Date is required for approval of the amendment to our Articles of Incorporation. The affirmative vote of ninety percent (90%) of the voting power of the Company’s voting securities outstanding on the Record Date is required for approval of the amendment to our Bylaws. Ninety percent of the voting power of the outstanding voting securities of the Company have voted in favor of the actions.

What vote was obtained to approve the actions described in this information statement?

We obtained the approval of the holders of 10,000,000 issued and outstanding shares of Common Stock and the holders of 1,000 issued and outstanding shares of Series A Preferred Stock, representing approximately 90.1% of the voting securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information concerning the beneficial ownership of the Company’s Common Stock by (i) each person or group of persons known to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each person who is our executive officer or director and (iii) all such executive officers and directors as a group. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Record Date through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of the Record Date are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person, except as specifically set forth below.

To our knowledge, except as indicated in the footnotes to the following table, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and address of beneficial owner (1)	Shares of Common Stock Beneficially Owned	Share of Series A Preferred Stock	Percentage of Common Shares Outstanding (2)	Percentage of Voting Capital Stock (2)
Directors and Named Executive Officers
Timothy A. Young	10,000,000	1,000	1.17%	90.1%
Mark Richardson	0	0	0	0
All Officers and Directors as a group (1 person)	10,000,000	1,000	1.17%	90.1%

(1)	The address of those listed is c/o HyperSolar, Inc., 510 Castillo Street, Suite 320, Santa Barbara, CA 93101. Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(2)	Based on 852,532,858 shares of common stock issued and outstanding as of the Record Date.

ACTION 1

Amendment to our Articles of Incorporation to increase the total number of shares of authorized common stock to 3,000,000,000 shares of common stock from 1,000,000,000, such authorized number of shares of preferred stock to remain 5,000,000

Our board of directors and the holders of a majority of the voting securities of our stockholders have approved the amendment to our Articles of Incorporation (the “Amendment”) increasing our authorized shares of Common Stock from 1,000,000,000 shares to 3,000,000,000 shares. The increase in our authorized shares of Common Stock will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada. We will file the Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of the Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 1,000,000,000 shares of common stock, $0.001 per share and 5,000,000 shares of Preferred Stock. As of the Record Date, we had 852,532,858 shares of common stock issued and outstanding and 1,000 shares of Series A Preferred Stock issued and outstanding.

The board of directors believes that the increase in our authorized common stock will provide us with greater flexibility with respect to our capital structure for business purposes including additional equity financings and stock based acquisitions. There will be no change to our authorized preferred stock.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no specific plans to issue the additional shares of common stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, settlement of debt, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products. The Company has historically funded its operations through the issuance of its securities in the form of convertible debt or common stock issuances. The additional shares of common stock will allow the Company to continue to fund its operations through the issuance of convertible debt.

We could also use the additional shares of common stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in the Amendment as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in the Amendment that are different from or greater than those of any other of our stockholders.

ACTION 2

amendment to our Bylaws to set the number of directors who shall serve on our board of Directors

Our board of directors and the holders of a majority of the voting power of our voting securities have approved the amendment to our Bylaws.

Our Board of Directors reviews the Company’s corporate governance and organizational documents and has determined that its Bylaws should be revised and updated to fix the number of directors who shall serve on the Board at a minimum of one (1) and a maximum of fifteen (15) directors. The Board believes that the amendment would provide the flexibility to appoint directors with industry and financial expertise who will add long term value to the Company and its stockholders.

The power to amend the Bylaws to change the number of directors is vested in the stockholders.

The form of the amendment to the Bylaws is set forth as Appendix B to this information statement.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

August 1, 2018

/s/ Timothy A. Young

Timothy A. Young

President, CEO, Acting CFO and Chairman

Appendix A

CERTIFICATE OF AMENDMENT

OF

THE ARTICLES OF INCORPORATION, AS AMENDED

OF

HYPERSOLAR, INC.

HyperSolar, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Nevada, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Articles of Incorporation filed with the Secretary of State on December 18, 2009, as amended September 11, 2009 and November 21, 2013 (the “Articles of Incorporation”).

2. Article 3 of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

The aggregate number of shares that the Corporation shall have the authority to issue is 2,005,000,000, of which (i) 3,000,000,000 shall be shares of common stock, par value $0.001 per share, and (ii) 5,000,000 shall be shares of preferred stock, par value $0.001.

The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

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(g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

3. This amendment was duly adopted in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes.

4. All other provisions of the Articles of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Timothy A. Young its Chief Executive Officer this __ day of __, 20__.

By:	Timothy A. Young
Name:	Timothy A. Young
Title:	President, CEO, Acting CFO and Chairman

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Appendix B

HyperSolar, Inc.

Amendment to Bylaws

Section 3.01 of the Bylaws is hereby amended and restated in its entirety to read as follows:

“Section 3.01 Number.

The authorized number of directors of the Corporation shall be not less than one (1) nor more than fifteen (15), as fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors.”

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